Exhibit 99.1

Arcellx Provides Fourth Quarter and Year-End 2022 Financial Results and Business Highlights

-- Signed strategic collaboration with Kite to co-develop and co-commercialize late-stage clinical CART-ddBCMA in multiple myeloma --

-- Presented continued robust long-term responses from CART-ddBCMA Phase 1 expansion trial in patients with relapsed or refractory multiple myeloma --

-- Enrolled and dosed patients in pivotal iMMagine-1 clinical program for patients with rrMM -

-- Initiated ACLX-002 for patients with AML/MDS --

REDWOOD CITY, Calif., March 29, 2023 /PRNewswire/ -- Arcellx, Inc. (NASDAQ: ACLX), a biotechnology company reimagining cell therapy through the development of innovative immunotherapies for patients with cancer and other incurable diseases, today reported business highlights and financial results for the fourth quarter and year ended December 31, 2022.

“2022 was a stellar year for Arcellx, both from a business and clinical perspective. We completed a successful IPO in February, secured additional capital through a follow-on offering in June, and ended the year announcing a global partnership with Kite to co-develop and co-commercialize CART-ddBCMA in multiple myeloma. In parallel, we initiated two Phase 1 studies utilizing our dosable and controllable CAR-T technology, ARC-SparX, and our Phase 2 iMMagine-1 pivotal study and presented robust long-term data from our Phase 1 expansion study of CART-ddBCMA in multiple myeloma at ASCO and ASH. We also made significant progress on the manufacturing front, setting us up for scalable manufacturing in the future,” said Rami Elghandour, Arcellx’sChairman and Chief Executive Officer. “Leveraging our balance sheet of $580 million in cash positions us to continue building on our strong foundation as we advance our pipeline programs. Our team, in collaboration with our colleagues at Kite, remains focused on completing enrollment of iMMagine-1, initiating iMMagine-2 in earlier multiple myeloma lines, and presenting longer-term data from our Phase 1 expansion study of CART-ddBCMA. We’re also beginning commercial planning as we prepare for U.S. market entry with the goal of meeting the demand of the many patients in need.”

Recent Business Highlights

Announced strategic collaboration with Kite, a Gilead Company, to co-develop and co-commercialize the company’s late-stage clinical CART-ddBCMA program in multiple myeloma. On December 9, 2022, Arcellx and Kite, a Gilead Company, announced a strategic collaboration to co-develop and co-commercialize Arcellx's lead product candidate, CART-ddBCMA, for the treatment of patients with relapsed or refractory multiple myeloma (rrMM). The collaboration leverages expertise across both companies, including Kite’s global cell therapy leadership and industry-leading reliable manufacturing. Arcellx received an upfront payment of $225 million and a $100 million equity investment. Kite and Arcellx will co-commercialize and split profits in the United States and Arcellx will receive low to mid-teen royalties outside the U.S.

Presented continued robust long-term responses from lead product candidate, CART-ddBCMA, being evaluated in a Phase 1 expansion trial in patients with relapsed or refractory multiple myeloma at the 64th ASH Annual Meeting and Exposition and provided additional pipeline progress. On December 11, 2022, Arcellx presented new clinical data from its ongoing Phase 1 expansion study of its novel, autologous CART-ddBCMA therapy, for the treatment of patients with rrMM during a presentation at the 64th ASH Annual Meeting and Exposition. The data demonstrated 100% ORR and deep and durable responses were observed in patients with poor prognostic factors. Overall, 27 of 38 (71%) evaluable patients reached CR/sCR and 20 of 25 patients (80%) dosed >12 months ago or had their 12-month follow-up visit by November 22, 2022, had reached CR/sCR. Additionally, CART-ddBCMA continued to be well tolerated with no delayed neurotoxicity or parkinsonian-like events reported. Arcellx also announced that it had dosed patients in its pivotal iMMagine-1 Phase 2 clinical trial and that it had initiated its Phase 1 clinical trial of ACLX-002 for the treatment of patients with AML/MDS.

Fourth Quarter and Full Year 2022 Financial Highlights

Cash, cash equivalents, and marketable securities:
As of December 31, 2022, Arcellx had cash, cash equivalents, and marketable securities of $254.8 million. In January 2023, Arcellx and Kite closed its agreement to co-develop and co-commercialize Arcellx’s late-stage clinical program CART-ddBCMA in multiple myeloma. Upon closing the agreement, Arcellx received a $225 million upfront payment from Kite and a $100 million equity investment from Gilead. Arcellx expects that the cash on hand, subsequent to the closing, will fund its operations through BLA filing of CART-ddBCMA planned for the first half of 2025.

R&D expenses:
Research and development expenses were $25.9 million for the quarter ended December 31, 2022, compared to $13.4 million for the quarter ended December 31, 2021, an increase of $12.5 million. Research and development expenses were $149.6 million for the year ended December 31, 2022, compared to $46.9 million for the year ended December 31, 2021, an increase of $102.7 million. This increase for the year was primarily driven by the accounting for an expense of $63.3 million related to manufacturing services agreements. In accordance with ASC 842, the Company was required to expense the related right of use asset associated with an embedded lease which was determined to have no alternative future use. Other increases were related to higher external costs associated with the advancement of the company’s CART-ddBCMA clinical program, other pipeline candidates, and increased headcount.

G&A expenses:
General and administrative expenses were $14.1 million for the quarter ended December 31, 2022, compared to $7.3 million for the quarter ended December 31, 2022, an increase of $6.8 million. General and administrative expenses were $41.7 million for the year ended December 31, 2022, compared to $18.1 million for the year ended December 31, 2021, an increase of $23.6 million. These increases were driven by increased headcount and professional services costs such as legal, audit services, and consultants.

Net loss:
Net loss was $39.0 million and $20.7 million for the quarters ended December 31, 2022, and 2021, respectively; and $188.7 million and $65.0 million for the years ended December 31, 2022, and 2021, respectively.

About Arcellx, Inc.
Arcellx, Inc. is a clinical-stage biotechnology company reimagining cell therapy by engineering innovative immunotherapies for patients with cancer and other incurable diseases. Arcellx believes that cell therapies are one of the forward pillars of medicine and Arcellx's mission is to advance humanity by developing cell therapies that are safer, more effective, and more broadly accessible. Arcellx's lead product candidate, CART-ddBCMA, is being developed for the treatment of relapsed or refractory multiple myeloma (rrMM) in a Phase 2 pivotal trial. CART-ddBCMA has been granted Fast Track, Orphan Drug, and Regenerative Medicine Advanced Therapy designations by the U.S. Food and Drug Administration.

Arcellx is also advancing its dosable and controllable CAR-T therapy, ARC-SparX, through two clinical-stage programs: a Phase 1 study of ACLX-001 for rrMM, initiated in the second quarter of 2022; and ACLX-002 in relapsed or refractory acute myeloid leukemia and high-risk myelodysplastic syndrome, initiated in the fourth quarter of 2022. For more information on Arcellx, please visit www.arcellx.com. Follow Arcellx on Twitter (@arcellx) and LinkedIn.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that are not purely historical are forward-looking statements, including Arcellx’s expectations regarding the timing and outcomes of clinical trials for its product candidates, including anticipated initiation dates; the publication of clinical trial data and related timing; the potential impact of its product candidates and platforms on patients and cell therapy; the timing of achievement of its milestones; its expectations regarding scalability of manufacturing; its ability to fund operations; and the sufficiency of cash, cash equivalents and marketable securities. The forward-looking statements contained herein are based upon Arcellx’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including risks that may be found in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and the other documents that Arcellx may file from time to time with the Securities and Exchange Commission (SEC) on or about the date hereof, and other documents that Arcellx files from time to time with the SEC. These forward-looking statements are made as of the date of this press release, and Arcellx assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ARCELLX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)

	Year ended December 31,
	2022	2021
Operating expenses:
Research and development *	$ 149,555	$ 46,883
General and administrative	41,704	18,135
Total operating expenses	191,259	65,018
Loss from operations	(191,259)	(65,018)
Interest income and other income (expense), net	4,300	59
Interest expense	(1,720)	(10)
Other income, net	2,580	49
Net loss	(188,679)	(64,969)
Other comprehensive loss:
Unrealized loss on marketable securities	201	20
Comprehensive loss	$ (188,880)	$ (64,989)
Net loss per share attributable to common stockholders—basic and diluted	$ (5.19)	$ (145.55)
Weighted-average common shares outstanding—basic and diluted	36,355,758	446,379

*Includes $63.3 million in 2022 related to the accounting for a finance lease related to research and development with no future alternative use, which in accordance with ASC 842 are expensed immediately upon lease commencement.

Investor Contact:

Myesha Lacy

Arcellx, Inc.

ir@arcellx.com

510-418-2412

Media Contact

Andrea Cohen
Sam Brown Inc.
andreacohen@sambrown.com
917-209-7163